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                                                                    Exhibit 10.2

                                    AMENDMENT


         Pursuant to Section 12(a) of that certain TRUST UNDER NAB GROUP - USA DEFERRED COMPENSATION PLAN ("Agreement") dated July 6, 2000, by and between HOMESIDE LENDING, INC., a Florida corporation (the "Company") and SunTrust Banks of Florida, Inc., a Florida corporation (the "Trustee"), the Agreement is amended in the following particulars (new material in BOLD):

         Section 2(d) shall be amended in its entirety by substituting the following:

         (d) Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan or Section 2(c) above. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. IN THE EVENT COMPANY MAKES SUCH PAYMENTS, COMPANY SHALL PROVIDE SUCH PROOF AS THE TRUSTEE MAY REQUIRE THAT THE PAYMENT HAS BEEN MADE, DEMAND REIMBURSEMENT FOR SOME OR ALL OF THE PAYMENT AND TRUSTEE SHALL MAKE SUCH REIMBURSEMENT. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan and Section 2(c) above, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 4 shall be amended in its entirety by substituting the following:

         Section 4. Payments to Company

         Except as provided in Sections 2 and 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

         The effective date of this Trust amendment shall be February 1, 2001.

         IN WITNESS WHEREOF, the foregoing Trust amendment has been duly executed by the Company and the Trustee.


SunTrust Banks of Florida, Inc.         HOMESIDE LENDING, INC.

By:     /s/                             By:       /s/
   -------------------------------         ----------------------------------
   Dianne Garcia                           Robert W. Vick
   AVP & Trust Officer                     Senior Vice President